Exhibit  1.3

                    International Technology Enterprises Ltd.
              INCORPORATION UNDER THE LAWS OF THE COUNTRY OF BELIZE
                      AUTHORIZED SHARES US $0.00001 PAR VALUE

NUMBER                                  SHARES

                                        CUSIP
                                        See  Reverse
                                        For  Certain  Definitions

THIS  CERTIFIES  THAT

Is  The  Owner  of

FULLY  PAID  AND  NON-ASSESSABLE  SHARES OF  US $0.00001  PAR  VALUE  COMMON
STOCK  OF

                                 International  Technology  Enterprises  Ltd.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

  /s/Jack L Mahan, Jr.                /s/Jack L. Mahan, Jr.
----------------------               ------------------------
Secretary                     SEAL      President

International  Technology  Enterprises  Ltd.

TRANSFER  FEE:  $20.00  PER  NEW  CERTIFICATE  ISSUED

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN  COM  -  as  tenants  in  common
TEN  ENT  -  as  tenants  by  the  entireties
JT  TEN  -  as  joint  tenants  with  right  of  survivorship  and  not  as tenants  in  common
UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).______________________________________________________________________
_____  Please  print  or  typewrite  name  and  address,  including  zip code of
Assignee)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:  _________________


                                   _____________________________________________
                                   Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s)  Guaranteed:

___________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.